                                                                   Exhibit 10.10

                           AMENDMENT AGREEMENT NO. 6



          AMENDMENT NO. 6, dated as of April 29, 1996, among Pameco Corporation (the "Borrower"), the lenders party hereto (the "Lenders") and General Electric Capital Corporation, as Agent (the "Agent").

          WHEREAS, the Borrower, the Lenders and the Agent are parties to a Credit Agreement dated as of March 19, 1992 (as amended, and as the same may be further amended, supplemented or modified from time to time in accordance with its terms, the "Credit Agreement") and such parties desire to amend the Credit Agreement.

                         THE PARTIES AGREE AS FOLLOWS:

          SECTION 1.  Definitions.  All capitalized terms used herein, unless
                      -----------
otherwise defined, are used as defined in the Credit Agreement.

          SECTION 2.  Amendment to Credit Agreement.  Subject to the
                      -----------------------------
satisfaction of the conditions set forth in Section 3 below, the Credit Agreement is amended effective as of the date hereof as follows:

          (a) Section 1 of the Credit Agreement is hereby amended by adding the following definitions in the proper order:

          "Collections" shall have the meaning ascribed thereto in Annex X to
           -----------
the Transfer Agreement and the Receivables Purchase Agreement.

          "Company Pledge Agreement" means that certain Pledge Agreement, dated
           ------------------------
as of April 29, 1996, by the Company in favor of the Agent pledging the stock of PSC.

          "Fixed Rate" shall have the meaning ascribed thereto in Section 2.4(c)
           ----------
hereof.

          "Fixed Rate Tranche" shall have the meaning ascribed thereto in
           ------------------
Section 2.4(c) hereof.

          "Notice of Fixed Rate Election" shall have the meaning ascribed
           -----------------------------
thereto in Section 2.4(d) hereof.

          "One Month Eurodollar Rate" with respect to each day during each
           -------------------------
Interest Period of one calendar month (as adjusted in accordance with Section 2.4(a) hereof) pertaining to a Eurodollar Loan shall mean, a rate per annum determined for such day equal to the sum of (a) the Eurodollar Assessment Rate at such time and (b) the quotient of the Eurodollar Base Rate for such Interest Period divided by (x) one hundred percent minus (y) the
                     ------- --                         -----
Eurocurrency Reserve Requirements (rounded upward to the nearest 1/16th of 1%).

          "PSC" shall mean Pameco Securitization Corporation, a Delaware
           ---
corporation.

          "Receivable" shall have the meaning ascribed thereto in Annex X to the
           ----------
Transfer Agreement and the Receivables Purchase Agreement.

          "Receivables Purchase Agreement" means the Receivables Purchase and
           ------------------------------
Servicing Agreement, dated as of April 29, 1996 among PSC, as Seller, Redwood Receivables Corporation, as Purchaser, Pameco Corporation, as Servicer and General Electric Capital Corporation, as Operating Agent and Collateral Agent.

          "Transfer Agreement" means the Receivables Transfer Agreement, dated
           ------------------
as of April 29, 1996 between Pameco Corporation and PSC.

          (b)  The chart contained in the definition of "Applicable Margin" in
Section 1 of the Credit Agreement is amended in its entirety to read as follows:

          Period                    Index Rate Loans   Eurodollar Loans
          ------                    ----------------   ----------------
 Adjusted Interest Rate Coverage         0.00                2.25
   Ratio less than 2.75 to 1.0
Adjusted Interest Rate Coverage          0.00                2.00
  Ratio equal to or greater than
     2.75 to 1.0

          (c) The definition of "Loan Documents" in Section 1 of the Credit Agreement is hereby amended by inserting the words "Company Pledge Agreement," immediately after the word "Notes" therein.

          (d) The definition of "Subsidiary" in Section 1 of the Credit Agreement is hereby amended by adding the following sentence to the end thereof:

          "Notwithstanding the foregoing, solely for purposes of compliance with the covenants contained in the second sentence of Section 3.16(a) and in Sections 5.14, 6.1, 6.2, 6.5, 6.7, 6.14, 6.15 and 6.18 hereof, the term "Subsidiary" shall not be deemed to include PSC".

          (e) The definition of "Termination Date" in Section 1 of the Credit Agreement is amended by deleting the date "March 1, 1999" in the first line thereof, and substituting in its place the date "April 29, 2001".

          (f) Section 2.1(a) of the Credit Agreement is hereby amended in its entirety to read as follows:

               Subject to the terms and conditions of this Agreement, each Lender, severally and not jointly, agrees to make loans to the Company from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the amount equal to (i) the lesser of such Lender's Commitment Percentage of (x) $70,000,000 and (y) the Borrowing Base then in effect minus (ii) such
                                                                -----
          Lender's Commitment Percentage of the then outstanding Reimbursement Obligations; provided that at no time during the Commitment Period may
          (i) the aggregate principal amount of loans at any one time outstanding and advanced against Eligible Inventory exceed $30,000,000 and (ii) the aggregate principal amount of loans outstanding hereunder plus the aggregate "Capital Investment" outstanding under the Receivables Purchase Agreement exceed $70,000,000. During the Commitment Period, the Company may use the Commitments by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof.

          (f) Section 2.1(b) of the Credit Agreement is hereby deleted in its entirety.

          (h) Section 2.4 of the Credit Agreement is hereby amended in its entirety to read as follows:

               "Section 2.4  Interest on Loans.  Notwithstanding anything
                             -----------------
     contained herein to the contrary including, without limitation, Sections 2.3, 2.7 and 2.8, the following shall govern with respect to interest on
     Loans:

               (a) The Company shall pay to the Agent for the account of each Lender interest on the Loans at the following times: (i) with respect to Loans bearing interest based upon the One Month Eurodollar Rate, in arrears for the preceding calendar month, on the first day of each calendar month and, with respect to each Fixed Rate Tranche, on the last day of the relevant Interest Period therefor and such earlier date that the Fixed Rate therefor in effect on the first day of such Interest Period is no longer applicable to all or a portion of such Fixed Rate Tranche but only for that portion of the Fixed Rate Tranche for which such Fixed Rate is no longer applicable; (ii) if not otherwise paid in full pursuant to clause (i) above, on the Termination Date; and (iii) if any interest accrues or remains payable after the Termination Date, upon demand. Whenever any payment to be made hereunder or under any other Loan Document or on any Loan shall be stated to be due and payable, or whenever the last day of any Interest Period would otherwise occur, on a day which is not a Business Day, such payment shall be made and the last day of such Interest Period shall occur on the next succeeding Business Day and such extension of time shall in such case be included in computing interest on such payment; provided, however,
                                                          --------  -------
          that if such extension would cause a payment of a Fixed Rate Tranche to be made, or the last day of such Interest Period for a Fixed Rate Tranche to occur, in the next following calendar month, such payment shall be made and the last day of such Interest Period shall occur on the next preceding Business Day. Interest shall be calculated by the Agent on a daily basis and on the basis of a three hundred sixty (360) day year, in each case for the actual number of days occurring in the period for which such interest is payable. Each determination by the Agent of an interest rate hereunder and each calculation of interest hereunder shall be conclusive and binding for all purposes, absent manifest error or bad faith.

               (b) Except as provided in paragraph (c) below and Section 2.16 hereof, the Company shall be obligated to pay interest to the Agent for the account of each Lender on the aggregate outstanding balance of the Loans from the date made until paid in full at the One Month Eurodollar Rate in effect for the relevant calendar month, plus the
                                                                     ----
          Applicable Margin therefor. The One Month Eurodollar Rate shall be calculated for such calendar month in the manner determined in the definition thereof and in the definition of Eurodollar Base Rate and shall, except as provided in paragraph (c) below and Section 2.16 hereof, be applicable to the aggregate outstanding balance of the Loans for each day in the calendar month for which such rate is calculated.

               (c) Provided that no Default or Event of Default has occurred and is continuing, and subject to the terms and conditions set forth herein, the Company may elect in the manner provided in paragraph (d) below that the entire principal amount of the Loans, or a part thereof (any such entire principal amount or part thereof, a "Fixed Rate Tranche"), bear interest at a fixed rate (each such rate, a "Fixed
                                                                       -----
          Rate") for such one, two or three calendar month Interest Period as
          ----
          the Company shall select equal to the Eurodollar Rate (as in effect for such one, two or three month Interest Period) plus the Applicable
                                                            ----
          Margin therefor; provided that (i) each Fixed Rate Tranche for any specific Interest Period of one, two or three calendar months at a specific Fixed Rate, shall be in a minimum principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof; (ii) no Interest Period shall extend beyond the Termination Date; (iii) Fixed Rate Tranches shall be in amounts that the Company reasonably anticipates will not exceed the outstanding principal amount of the Loans owing by the Company at any time during the Interest Period selected by the Company; (iv) the principal amount of the Fixed Rate Tranche to which any one, two or three month Interest Period relates shall not be reduced, by payment, prepayment or otherwise, prior to the last day of such Interest Period, unless such payment or prepayment is accompanied by payment of the amounts specified in
          Section 2.9 hereof; and (v) no more than 5 Interest Periods of two or three calendar months shall be in effect at any time.

               (d) Subject to the requirements set forth in paragraph (c) above and except as provided in Section 2.16 hereof, the Company may, by written notice to the Agent delivered not later than the second Business Day preceding the first day of which commences an Interest Period selected by the Company for one, two or three calendar months in respect of a Fixed Rate, elect that a Fixed Rate Tranche with respect to any or all of the Loans bear interest at a Fixed Rate. Each such notice (a "Notice of Fixed Rate Election") shall be substantially in the form of Exhibit 2.4 hereto and shall specify (i) the amount of
                         -----------
          the Fixed Rate Tranche as to which such election is made and (ii) the duration of the Interest Period with respect to such Fixed Rate Tranche. The Agent and Lenders shall be entitled to rely upon and shall be fully protected under this Agreement in relying upon any Notice of Fixed Rate Election believed by the Agent to be genuine and to assume that the persons executing and delivering the same were duly authorized unless the responsible individual acting thereon for the Agent shall have actual notice to the contrary. In the event that the Company shall fail to give a new Notice of Fixed Rate Election with respect to any Fixed Rate Tranche in accordance with this paragraph
          (d) the entire principal amount of such Fixed Rate Tranche shall thereafter bear interest based upon the One Month Eurodollar Rate as provided in paragraph (b) above, commencing with the last day of the Interest Period applicable to such Fixed Rate Tranche, unless and until the Company shall thereafter give a new Notice of Fixed Rate Election in accordance with this paragraph (d).

               (e) During such time as any Default or Event of Default shall have occurred and be continuing, amounts owing hereunder (including, without limitation, interest and other amounts) shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection 2.4 plus 2% from the date of such Default or Event of Default until such
          ----
          amount is paid in full (after as well as before judgment).

               (f) The Company hereby authorizes the Agent to borrow on behalf of the Company under this Agreement at any time and from time to time (without any prior notice to or demand upon the Company) in order to pay interest, fees and expenses owing under this Agreement."

               (g) Loans which bear interest based upon the One Month Eurodollar Rate shall not be subject to the indemnification provisions contained in Section 2.9 hereof.

          (i) Section 2.6(e) of the Credit Agreement is hereby amended by (i) replacing the date "March 31, 1996" in the fifth line thereof with the date "April 29, 1999", (ii) replacing the amount "$300,000" in the last line thereof with the amount "$150,000" and (iii) adding the following sentence at the end thereof:

          "The foregoing prepayment fee shall not be applicable if the Commitments are terminated and the Loans are prepaid in full (i) as a result of a refinancing from the proceeds of an initial public offering by the Company of its stock or (ii) after an increase of two percent (2%) or more in the effective rate of interest payable by the Company hereunder which increase is attributable solely to the requirement to pay increased costs pursuant to Section 2.22 hereof."

          (j) Section 2.8 of the Credit Agreement is amended in its entirety to read as follows: "[INTENTIONALLY OMITTED]"

          (k) Section 2.13 of the Credit Agreement is hereby amended in its entirety to read as follows:

          "The Company shall pay to the Agent an unused line fee as set forth in that certain Fee Letter, dated as of April 29, 1996, from General Electric Capital Corporation and Redwood Receivables Corporation to the Company and Pameco Securitization Corporation."

          (l) Section 6.1 of the Credit Agreement is hereby amended, by adding the phrase "and under the Transfer Agreement" at the end of clause (a) thereof.

          (m) Section 6.2 of the Credit Agreement is hereby amended by (i) deleting the word "and" at the end of clause (f) thereof and inserting the following at the end of clause (g) thereof: "and (h) Liens created pursuant to the Transfer Agreement or the Purchase Agreement".

          (n) Section 6.3 of the Credit Agreement is hereby amended by adding the following phrase after the term "6.7" in the second line thereof:

          ", except for the transactions described in the Transfer Agreement."

          (o) Section 6.4(d) of the Credit Agreement is hereby amended by (i) deleting the word "and" in the fourth line thereof and (ii) adding the following after the word "Notes" in the fifth line thereof:

          "(v) on the maturity date thereof, principal and interest on the Subordinated Promissory Note, dated February 28, 1995 by Holdings in favor of Brian R. Esther, in the original principal amount of $43,449 and (vi) on the maturity date thereof, principal and interest on the Junior Subordinated Promissory Note, dated March 19, 1992, by Holdings in favor of Brian R. Esther, in the original principal amount of $28,558 as amended to date."

          (p) Section 6.6 of the Credit Agreement is hereby amended by (i) deleting the word "and" in the tenth line thereof and (ii) adding the following clause at the end thereof: "and (c) pursuant to the terms of the Transfer Agreement or the Purchase Agreement".

          (q) Section 6.7 of the Credit Agreement is hereby amended by deleting the word "and" at the end of clause (c) thereof, and inserting the following prior to the period at the end of clause (d) thereof:

          "; and (e) the sale of Receivables pursuant to the Transfer Agreement and the Receivables Purchase Agreement"

          (r) Section 6.9 of the Credit Agreement is hereby amended in its entirety to read as follows: "[INTENTIONALLY OMITTED]".

          (s) Section 6.14 of the Credit Agreement is hereby amended by adding the following proviso at the end thereof:

          "; provided, however, that nothing in this Section 6.14 shall be deemed to prohibit the transactions described in the Transfer Agreement"

          (t) Section 6.18 of the Credit Agreement is hereby amended by adding the phrase "and the transactions described in the Transfer Agreement" at the end thereof.

          (u) Section 6.21 of the Credit Agreement is hereby amended by deleting the word "The" at the beginning thereof, and substituting the following clause in its place:

          "Except in connection with Accounts transferred pursuant to the Transfer Agreement, the"

          (v) Subsection 7(r) of the Credit Agreement is hereby amended in its entirety to read as follows: "[INTENTIONALLY OMITTED]".

          (w) Section 9.3 of the Credit Agreement is hereby amended by deleting the address of General Electric Capital Corporation where it appears therein and replacing it with the following:

               "General Electric Capital Corporation
               201 High Ridge Road
               Stamford, Connecticut 06927-5100
               Telecopy: (203) 316-7821
               Attention: Vice President -
                         Portfolio Commercial Finance"

          (x) Schedule 1 to the Credit Agreement is hereby amended by deleting the amount "$60,000,000" where it appears therein, and substituting in its place the amount "$30,000,000".

          (y) Exhibit B (form of Borrowing Base Certificate) to the Credit Agreement is hereby amended in its entirety to read as Exhibit B attached hereto.

          SECTION   Conditions Precedent.
                    --------------------

          (a) The effectiveness of this Amendment is subject to the conditions precedent that the Agent shall have received each of the following:

               (i) This Amendment delivered by the Borrower, the Lenders and the Agent.

               (ii) A certificate of an officer of the Borrower dated the date of this Amendment, and certifying (A) that attached thereto is a true and complete copy of a resolution of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Amendment, the Borrower Pledge Agreement (as defined below) and all other documents required or necessary to be delivered hereunder and that such resolution has not been modified, rescinded or amended and is in full force and effect, and (B) as to the incumbency and specimen signature of each Person's officers executing this Amendment and all other documents required or necessary to be delivered hereunder.

               (iii) A Pledge Agreement (the "Company Pledge Agreement"), duly executed by the Borrower, in the form of Exhibit A hereto.

               (iv) A Confirmation of Guarantee, duly executed by the Parent, in the form of Exhibit C hereto.

               (v) Such other approvals, opinions or documents, in form and substance satisfactory to the Agent, as the Agent may reasonably request.

          SECTION 4.  Confirmation of Agreement and Loan Documents.  Except as
                      --------------------------------------------
herein expressly amended, the Credit Agreement and each of the other documents executed in connection therewith are ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms. Each reference in the Credit Agreement to "this Agreement" and in each of the other documents executed in connection therewith to the "Credit Agreement" shall mean the Credit Agreement as amended by this Amendment, and as hereinafter amended or restated.

          SECTION 5.  Borrower's Representations and Warranties.  The Borrower
                      -----------------------------------------
represents and warrants that:

          (a) this Amendment and the Company Pledge Agreement have been duly authorized, executed and delivered by the Borrower pursuant to its corporate power;

          (b) this Amendment and the Company Pledge Agreement constitute the legal, valid and binding obligation of the Borrower; and

          (c) after giving effect to the amendments referred to herein, there does not exist any Default or Event of Default.

          SECTION 6. Expenses. The Borrower agrees to pay on demand all reasonable fees and out-of-pocket expenses of the Lenders and the Agent incurred in connection with the preparation, execution and delivery of this Amendment and any documents referred to herein.

          SECTION 7. Counterparts. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the Borrower, the Lenders and Agent have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                   PAMECO CORPORATION,
                                    as Borrower


                                   By:____________________________
                                     Name:  Theodore R. Kallgren
                                     Title:  Vice President



                                   GENERAL ELECTRIC CAPITAL CORPORATION,
                                    Individually and as Agent


                                   By:_______________________________
                                      Name:  Denis M. Creeden
                                      Title:  Duly Authorized Signatory

                                                                       EXHIBIT A


                           CONFIRMATION OF GUARANTEE

          Reference is made to the Guarantee (the "Guarantee"), dated as of March 19, 1992 made by Pameco Holdings, Inc., a Delaware corporation (the "Guarantor") in favor of General Electric Capital Corporation, a New York corporation, as agent for the Lenders (in such capacity, the "Agent"), in which the Guarantor unconditionally and irrevocably guaranteed to the Agent and Lenders the prompt and complete payment and performance of the "Obligations" as such term is defined in the Credit Agreement, dated as of March 19, 1992 (the "Credit Agreement"), among Pameco Corporation, the Lenders and the Agent; capitalized terms used but not defined herein shall have the meanings given such terms in the Credit Agreement.

          Notwithstanding Amendment No. 6, dated as of the date hereof, among Pameco Corporation, the Lenders and the Agent, the Guarantor hereby irrevocably and unconditionally confirms to the Agent that the Guarantee remains in full force and effect and that the Guarantor continues to irrevocably guarantee payment, when due, of the Obligations.

Dated:  As of April 29, 1996

                                PAMECO HOLDINGS, INC.



                                By:_____________________________
                                   Name:
                                   Title: